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                       [INDYMAC BANCORP, INC. LETTERHEAD]

                                                                       EXHIBIT 5



October 20, 2000


IndyMac Bancorp, Inc.
155 North Lake Avenue
Pasadena, California  91101

Ladies and Gentlemen:

       I have acted as counsel to IndyMac Bancorp, Inc. (formerly IndyMac Mortgage Holdings, Inc.), a Delaware Corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, relating to the offer of up to 5,000,000 shares (the "Shares") of common stock of the Company, par value $0.01, to be issued under the terms and conditions of awards granted under the Company's 2000 Stock Incentive Plan (the "2000 Plan").

       This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

       In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on October 20, 2000 (as such Registration Statement may be subsequently amended and together with all exhibits thereto, the "Registration Statement"), (ii) the 2000 Plan, (iii) the Certificate of Incorporation of the Company as currently in effect, (iv) the Bylaws of the Company as currently in effect, (v) a specimen of the certificate to be used to represent the Common Stock, and (vi) resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the filing of the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records, as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

       In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have also assumed that the Shares will be issued for proper and sufficient consideration, in accordance with the terms of the 2000 Plan, and that the certificates representing such Shares will be properly issued.

       Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued



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and paid for in accordance with the 2000 Plan, will be validly issued, fully paid and nonassessable.

       I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. This opinion is furnished to you solely in connection with the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Richard L. Sommers

                                                    Richard L. Sommers
                                                    Executive Vice President and
                                                    General Counsel



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